EXHIBIT 10.2

ASSIGNMENT OF SALE AGREEMENT

THIS ASSIGNMENT is made as of the 15th day of September, 2005, by ONE LIBERTY PROPERTIES, INC. (“Assignor”), to OLP PARSIPPANY LLC (“Assignee”).

W I T N E S S E T H :

Assignor, for and in consideration of the sum of TEN and 00/100 DOLLARS ($10.00) paid by Assignee to Assignor and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, does hereby grant, bargain, sell, assign, transfer and set over unto Assignee all of Assignor’s right, title and interest in and to that certain Sale Agreement between Falk US Property Income Fund, L.P., as Seller, and One Liberty Properties, Inc., as Purchaser, with respect to the property known as and located at 45 Waterview Plaza, Parsippany, New Jersey, including, but not limited to, the right of Assignor to acquire said property pursuant to said Sale Agreement and the earnest money deposit made thereunder.

TO HAVE AND HOLD the same unto Assignee, its successors and assigns, subject to the covenants, conditions and limitations therein contained.

Assignee hereby accepts said assignment and agrees to be bound by all of the terms and conditions binding on Purchaser under the aforesaid Sale Agreement.

IN WITNESS WHEREOF, this Assignment has been executed, sealed, acknowledged and delivered as of the date first above written.

Assignor:

ONE LIBERTY PROPERTIES, INC.

By:	/s/ Lawrence G. Ricketts, Jr.
Name:	Lawrence G. Ricketts, Jr.
Title:	Vice President - Acquisitions

Assignee:

OLP PARSIPPANY LLC
By: One Liberty Properties, Inc., its member

By:	/s/ Lawrence G. Ricketts, Jr.
Name:	Lawrence G. Ricketts, Jr.
Title:	Vice President - Acquisitions